Press Release Source: Alpha Security Group Corporation.

Alpha Security Group Corporation Notified by NYSE Amex

New York, NY.--(BUSINESS WIRE)—April 10, 2009.  Alpha Security Group Corporation  (NYSE Alternext US: HDS; HDS-WT; HDS-U) (“Alpha”) today announced that Alpha received a letter on April 6, 2009 from NYSE Amex LLC (“AMEX”) indicating that as a result of the Company’s failure to file its Annual Report on Form 10-K for the period ended December 31, 2008 with the Securities and Exchange Commission by March 31, 2009 (the deadline for filing its Form 10-K), the Company is not in compliance with the AMEX’s requirements for continued listing set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide (the “AMEX Company Guide”), and this constitutes a material violation of its listing agreement and could serve as a basis for delisting the Company’s securities from the AMEX.  Sections 134 and 1101 of the AMEX Company Guide requires the Company to file all required reports with the AMEX on or before the date they are required to be filed with the Securities and Exchange Commission.  Alpha expects to be in a position to submit the Form 10-K not later than April 30, 2009.

About Alpha Security Acquisition Corporation

Alpha Security Group Corporation is a blank check company whose objective was to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. As of the date of this release, Alpha is pursuing its liquidation.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Geneva undertakes no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Contact:

Alpha Security Group Corporation
Steven Wasserman, 212.877.1588